UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2012

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On July 11, 2012, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) held its annual meeting of stockholders at 200 East Randolph Drive, Chicago, Illinois 60601 (the “Annual Meeting”). Stockholders representing 2,528,916 shares, or 60.87%, of the undesignated shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding as of May 29, 2012 (the “Record Date”) were present in person or were represented at the meeting by proxy.

The purpose of this meeting was to consider and vote upon the following three proposals:

1.	To elect five directors to the board of directors for the ensuing year and until their successors are elected and qualify;

2.	To make certain revisions to the Form of Second Articles of Amendment and Restatement that was previously approved by our stockholders on January 20, 2012 (the “Proposed Charter”) in order to:

a.	facilitate the registration process under the “blue sky” laws applicable to public offerings by non-listed REITs by making certain changes requested by state administrators; and
b.	require the approval of each class of common stock for any amendment, alteration or repeal of any provision of our charter that would materially and adversely change the preferences, rights, voting powers or terms of such class.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012.

At the Annual Meeting, the stockholders elected all five director nominees, approved the proposed amendments to the Proposed Charter and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

Proposal	Votes For	Votes Withheld	Total
Proposal 1: Election of Directors

Lynn C. Thurber	647,704	1,881,212	2,528,916

Virginia G. Breen	2,523,756	5,160	2,528,916

Jonathan B. Bulkeley	2,515,512	13,404	2,528,916

Thomas F. McDevitt	2,523,756	5,160	2,528,916

Peter H. Schaff	2,523,756	5,160	2,528,916

	Votes For	Votes Against	Abstentions

Proposal 2: Amendment to Proposed Charter	2,367,872	9,788	21,258

Proposal 3: Ratification of KPMG LLP Appointment	2,525,570	3,346	-

The amendments to the Company’s charter described above will not take effect until the Second Articles of Amendment and Restatement (the “Second Amended and Restated Charter”), which incorporates the approved amendments, is filed with the Maryland State Department of Assessments and Taxations (“SDAT”). The Company intends to file the Second Amended and Restated Charter approximately one month prior to the date the Company’s registration statement on Form S-11 (Commission File No. 333-177963) is declared effective by the Securities and Exchange Commission.

Item 7.01 — Regulation FD Disclosure.

On July 11, 2012, the Board declared a cash dividend in the amount of $0.55 per share to holders of the Common Stock of record as of September 28, 2012. The dividend is payable on November 2, 2012. Any future dividends will be made at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of its REIT status and such other factors as the Board may deem relevant from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: July 13, 2012